AMENDED SECURED PROMISSORY NOTE

$500,000                                                        March 27, 2000

     FOR VALUE RECEIVED, the undersigned, Linux Global Partners, a Delaware corporation (the "Company"), hereby acknowledges the receipt of an additional Five Hundred Thousand Dollars ($500,000) financing from Medicore, Inc., a Florida corporation ("Holder"), which has been borrowed pursuant to the Investment and Loan Agreement between the parties dated January 27, 2000 and a Secured Promissory Note of the same date; and that the additional $500,000 borrowing is subject to all the terms and conditions of the Investment and Loan Agreement as well as the Secured Promissory Note. All the terms of the Secured Promissory Note will continue in full force and effect with regard to the additional $500,000 borrowing by the Company from the Holder, which represents an aggregate borrowing as of this date of $2,000,000.

     IN WITNESS WHEREOF, the Company has duly executed this Amended Secured Promissory Note as of the day and year first above written.

ATTEST:                          COMPANY:

                                 LINUX GLOBAL PARTNERS, a Delaware corporation

                                    /s/ Wm. Jay Roseman

------------------------------   By:------------------------------------(SEAL)
           Wm. Jay Roseman, Co-Chairman

STATE OF NEW JERSEY )
                    )   SS:
COUNTY OF BERGEN    )

     The foregoing instrument was acknowledged before me this 27th day of March, 2000 by Wm. Jay Roseman, the Co-Chairman of Linux Global Partners, a Delaware corporation, on behalf of the corporation.

                                 /s/ Gerard S. DiFiore

                                 ------------------------------
                                 Notary Public
                                 GERARD S. DI FIORE
                                 Attorney at Law of the State of New Jersey